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                                                                   EXHIBIT 23.12

                    CONSENT OF CITIGROUP GLOBAL MARKETS INC.


      We hereby consent to the use of our name and to the inclusion of our valuation report, dated October 27, 2003, as part of Exhibit 2.1 to Amendment No. 1 to the Registration Statement on Form F-4 of Telesp Celular Participacoes S.A. (the "Company") and any subsequent amendment to such registration statement (such registration statement and any amendment thereto, the "Registration Statement"), the reference to our name under the captions, "Part Two: Summary -- Valuation Reports" and "Part Five: The Merger of Shares -- Valuation Reports", and the summarization of our valuation report under the captions, "Part Two:
Summary -- Valuation Reports" and "Part Five: The Merger of Shares - Valuation Reports", in the Prospectus of the Company, which Prospectus is part of the Registration Statement. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                     CITIGROUP GLOBAL MARKETS INC.

                                     /s/ Jose Olympio da Veiga Pereira
                                     ------------------------------------------
                                     Name: Jose Olympio da Veiga Pereira
                                     Title: Managing Director

New York, New York
December 4, 2003